                                                                   Exhibit 10.46

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

                                LICENSE AGREEMENT

This Agreement is made and entered into between the President and Fellows of Harvard College (hereinafter HARVARD) having offices at the Office for Technology and Trademark Licensing, 124 Mt. Auburn Street, Suite 410, Cambridge, Massachusetts 02138 and Ontogeny, Inc. (hereinafter LICENSEE), a corporation of Delaware having offices at One Kendall Square, Bldg. 600, Cambridge, MA 02139.

Whereas HARVARD is Owner by assignment from Drs. Douglas Melton and Ali Hemmati-Brivanlou of their entire right, title and interest in United States Patent Application Serial No. 08/136,748, filed on October 14, 1993 entitled 'Method of Inducing and Maintaining Neural Cells', in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein (HU Case no. 956-93); and

Whereas HARVARD is Owner by assignment from Drs. Clifford Tabin and Andrew McMahon of their entire right, title and interest; and THE IMPERIAL CANCER RESEARCH FUND (ICRF) is Owner by assignment from Dr. Philip Ingram of his entire right, title and interest in United States Patent Application Serial No. 08/176,427, filed on December 30, 1993 entitled 'Vertebrate Embryonic Pattern-Inducing Proteins and Uses Related Thereto', in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein (HU Case no. 963-93); and

Whereas HARVARD has entered into an agreement with ICRF granting HARVARD authority to act on ICRF's behalf and to bind ICRF in licensing ICRF's rights to United States Patent Application Serial No. 08/176,427, filed on December 30, 1993, and to the foreign patent applications corresponding thereto, and in the inventions described and claimed therein; and

Whereas HARVARD is committed to a policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit; and

Whereas LICENSEE is prepared and intends to diligently develop the invention and to bring products to market which are subject to this Agreement; and

Whereas HARVARD accordingly believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest; and

Whereas LICENSEE is desirous of obtaining an exclusive worldwide license in order to practice the above referenced inventions covered by PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; and

Whereas HARVARD is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

Now therefore, in consideration of the foregoing premises, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 PATENT RIGHTS shall mean United States patent application Serial No. 08/136,748 filed October 14, 1993 and United States patent application Serial No. 08/176,427 filed December 30, 1993, the inventions described and claimed therein, and any divisions, continuations, continuations-in-part to the extent that their claims are dominated by existing PATENT RIGHTS, patents issuing thereon or reissues thereof, and any and all foreign patents and patent applications corresponding thereto, to the extent these are owned by or controlled by HARVARD; which will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A attached to this Agreement and made a part thereof.

1.2 CLAIM shall mean (a) a valid and enforceable claim of an issued patent included in the PATENT RIGHTS and (b) with respect to a patent application of the PATENT RIGHTS, a claim of such patent application which has not been abandoned or rejected by an administrative agency from which no appeal can be taken.

1.3 BIOLOGICAL MATERIALS shall mean the proprietary materials developed in the laboratories of Drs. A. McMahon, C. Tabin and D. Melton as a result of research concerning the licensed subject matter, identified in Appendix B, such Appendix to be periodically updated by mutual agreement, and supplied to LICENSEE by HARVARD together with any progeny, mutants or derivatives, to the extent that they contain a substantial portion of the original BIOLOGICAL MATERIALS. Proprietary materials shall mean materials which are not generally available from another source and which are under the control of HARVARD.

1.4 ROYALTY PRODUCTS shall mean products, the manufacture, use or sale of which would, absent the license granted hereunder, infringe a CLAIM.

1.5   MILESTONE PRODUCTS shall mean products which are not ROYALTY PRODUCTS and
      (a) are identified or discovered in material part through the use of processes or subject matter covered in a CLAIM or (b) agonize or antagonize members of the hedgehog gene family or (c) agonize or antagonize follistatin or (d) incorporate a substantial portion of a BIOLOGICAL MATERIAL or which could not be made except by utilizing a BIOLOGICAL MATERIAL.

1.6   NET SALES shall mean the amount billed or invoiced for sales of ROYALTY
      PRODUCTS:

      (a) Customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

      (b)   Amounts repaid or credited by reason of rejection or return; and/or

      (c) To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE.

      (d) Amounts charged for shipping, packaging, insurance, storage or handling to the extent these are individually itemized on invoices.

1.7 AFFILIATES shall mean any third party company, corporation, or business controlling, controlled by or under common control with LICENSEE. Control shall mean ownership or control of at least fifty percent (50%) of the voting stock.

                                   ARTICLE II
                                      GRANT

2.1 HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, a worldwide license, under PATENT RIGHTS to make and have made, to use and have used, to sell and have sold the ROYALTY PRODUCTS for the life of PATENT RIGHTS, and a worldwide license to use BIOLOGICAL MATERIALS to make and have made, to use and have used, to sell and have sold or to identify the MILESTONE PRODUCTS. Such license shall include the right to grant sublicenses. In order to provide LICENSEE with a period of exclusivity, HARVARD agrees it will not grant licenses under PATENT RIGHTS to others except as required by HARVARD's obligations in paragraph 2.2(a) or as permitted in paragraph 2.2(b) and that it will not provide BIOLOGICAL MATERIALS to others for any commercial purpose. LICENSEE agrees during the period of exclusivity of this license in the United States that any product subject to this Agreement to be sold in the United States by LICENSEE or its AFFILIATES or sublicensees will be manufactured substantially in the United States.

2.2 The granting and acceptance of this license is subject to the following conditions:

      (a) HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights" dated March 17, 1986, Public Law 96-517, Public Law 98-620 and HARVARD's obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provisions of that statute.

      (b) HARVARD shall have the right to make and to use and to grant non-exclusive licenses to make and to use, for research purposes only and not for any commercial purpose, the BIOLOGICAL MATERIALS and the subject matter described and claimed in PATENT RIGHTS. HARVARD, to the extent it is aware of any patent rights arising from such research conducted during the term of this Agreement, shall notify LICENSEE of said rights.

      (c) LICENSEE shall use reasonable efforts to effect introduction of the ROYALTY PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep such ROYALTY PRODUCTS reasonably available to the public.

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

      (d) HARVARD shall have the right to terminate or render this license non-exclusive at any time after three (3) years from the date of license if, in HARVARD's reasonable judgment, LICENSEE fails to satisfy both of the following conditions, which such failure is not cured within ninety (90) days after written notice of such failure by HARVARD to LICENSEE:

            (i) is not demonstrably engaged in research, development, manufacturing, marketing or licensing program, as appropriate, directed toward the development and commercialization of the licensed subject matter, and

            (ii) has not devoted at least the level of resources outlined below to the development and commercialization of the licensed subject matter:

            Year                    Total Number of FTEs        Annual Budget
            ----                    --------------------        -------------
            1                               [**]                    $[**]
            2                               [**]                    $[**]
            3                               [**]                    $[**]
            4 (and after)                   [**]                    $[**]

            FTEs are defined as full-time equivalent scientists and/or technicians and/or consultants. One half of the minimum number of total FTEs will be allocated to the development of each of the follistatin technology and the hedgehog technology. Of those FTEs dedicated to the development of the licensed subject matter, [**] ([**]%) will possess an advanced scientific degree.

            In making this determination, HARVARD shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.

      (e) HARVARD shall have the right to terminate this Agreement if LICENSEE does not adhere to the following performance milestones for at least one potential ROYALTY PRODUCT or MILESTONE PRODUCT.

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

                         Years from Date of
                             Agreement                Milestone
                             ---------                ---------
                                [**]                     [**]
                         [**] through [**]               [**]
                         [**] through [**]               [**]
                         [**] through [**]               [**]

      (f) LICENSEE shall pay to HARVARD the following payments upon execution of the first corporate partnership in a field primarily relating to either the hedgehog or the follistatin technologies:

            (1) [**] dollars ($[**]), if the partnership has a determined value of between [**] and [**] dollars ($[**] and $[**]), or

            (2) [**] dollars ($[**]), if the partnership has a determined value of greater than [**] dollars ($[**]).

            Determined value shall include the sum of any equity payments, up-front payments or fees, and the total of committed research sponsorship payments. Such payments shall be creditable against royalty payments and/or milestone payments as defined in Section
            3.3. Deductions from royalty payments or milestone payments based on this credit may not exceed fifty percent (50%) of the royalty or milestone payment due HARVARD in any one year.

      (g) All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use reasonable commercial efforts to bring the subject matter of the sublicense into commercial use as quickly as is reasonably possible. Such sublicenses shall be subject and subordinate to the terms and conditions of this Agreement. Copies of all sublicense agreements shall be provided to HARVARD.

      (h) If LICENSEE (or its sublicensees) do not devote resources equivalent to the full time of at least two FTEs (one of which shall possess an advanced scientific degree) for any calendar year (commencing in
            1995) to the development and/or commercialization, as appropriate, of any part of the subject matter of the PATENT RIGHTS for use in any specific field and if HARVARD requests in writing that LICENSEE grant a sublicense to a third party to develop and/or commercialize such part of the subject matter for use in such field, LICENSEE shall within ninety (90) days after receipt of such notice either
            (i) commit at least two FTEs toward such development and/or commercialization or (ii) grant such requested sublicense, unless LICENSEE reasonably satisfies HARVARD that such sublicense would be contrary to sound and reasonable business practice and

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

            that the granting of such sublicense would not materially increase the availability to the public of products manufactured under this license.

2.3 HARVARD hereby grants to LICENSEE the right to assign the licenses granted or to be granted in paragraph 2.1 to an AFFILIATE subject to the terms and conditions hereof.

2.4 All rights reserved to the United States Government and others under Public Law 96-517 and 98-620 shall in no way be affected by this Agreement.

                                   ARTICLE III
                                    ROYALTIES

3.1 Upon execution of this Agreement, LICENSEE shall pay to HARVARD a non-refundable, non-creditable fee of [**] ($[**]) dollars.

3.2   (a)   Upon execution of this Agreement, LICENSEE, shall issue to HARVARD
            [**] ([**]) shares (the "Shares") of LICENSEE'S Common Stock
            ("Common Stock"). Such shares shall be considered part of the royalty consideration for the grant of this license. As of the date hereof, LICENSEE has issued and outstanding 1,680,000 shares of Common Stock and 4,737,778 shares of Series A Convertible Preferred
            Stock. The Shares issuable to HARVARD hereunder shall represent, as of the date hereof, at least [**]% of the total voting power of the issued and outstanding capital stock of LICENSEE. The Common Stock issued to HARVARD shall have the characteristics, rights, preferences and privileges set forth in the Certificate of Incorporation of the LICENSEE and set forth herein in Appendix C.

      (b) In the event that LICENSEE shall issue additional shares of capital stock, subsequent to the date hereof, LICENSEE shall notify HARVARD as to the number of shares proposed to be issued (the "Offered Shares") and the price per share of the Offered Shares. HARVARD shall have the right to elect to purchase, by written notice provided to LICENSEE within 30 days after the LICENSEE's notice, its pro rata share of the Offered Shares. HARVARD's pro rata share shall be a fraction, the numerator of which shall be the number of shares of Common Stock then held by HARVARD and the denominator of which shall be the total number of shares of Common Stock then outstanding (including shares issuable upon conversion or exercise of then outstanding convertible securities, options and warrants). "Offered Shares" shall not include: (i) shares issued to employees, directors or consultants of LICENSEE pursuant to authorization of the Board of Directors, (ii) shares issued in connection with any acquisition of the business or assets of a third party, (iii) shares issued in connection with a stock dividend, stock split or similar event or
            (iv) shares issued in connection with collaboration, licensing or equipment lease financing arrangements with third parties. The provisions of this Section 3.2(b) shall terminate upon, and not apply to, the LICENSEE's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933.

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

      (c)   HARVARD represents and warrants to LICENSEE as follows:

            (i) HARVARD is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with any distribution thereof, nor with any present intention of distributing or selling the same; and HARVARD has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            (ii) HARVARD has full power and authority to enter into and to perform this Agreement in accordance with its terms.

            (iii) HARVARD has sufficient knowledge and experience in investing in companies similar to LICENSEE so as to be able to evaluate the risks and merits of its investment in LICENSEE and is able financially to bear the risks thereof.

      (d) Each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

            The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to the Securities Act of 1933, as amended.

      (e) If at any time LICENSEE proposes to register any of its Common Stock, under the Securities Act of 1933, LICENSEE shall offer HARVARD the opportunity to have its Shares registered under the registration statement to be filed at such time, in accordance with the terms set forth in Appendix C.

3.3   (a)   LICENSEE shall pay HARVARD during the term of this license a royalty of [**] percent ([**]%) of the NET SALES of all ROYALTY PRODUCTS sold by LICENSEE and its AFFILIATES; provided, however, that in the case of ROYALTY PRODUCTS covered by a pending patent claim, such royalty of [**] percent ([**]%) shall be due and payable as follows:
            [**] ([**]%) percent shall be payable to HARVARD pursuant to Section
            4.4(a), and the remainder shall accumulate and shall not be required to be paid by LICENSEE to HARVARD unless and until such claim is issued as part of a patent in the applicable jurisdiction. A ROYALTY
            PRODUCT that is a ROYALTY PRODUCT solely as a result of any such claim that has been abandoned, has been rejected by an

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

            administrative agency from which no appeal can be taken or has been pending for more than five years in any jurisdiction shall cease to be a ROYALTY PRODUCT in such jurisdiction unless and until such claim is issued as part of a patent.

      (b) If LICENSEE grants a sublicense under this Agreement to a sublicensee (other than an AFFILIATE) for development of a product in a field as to which LICENSEE or an AFFILIATE has committed or provides a written commitment to devote within the succeeding six
            (6) month period the resources equivalent to the full time of at least two of its own FTEs, one having an scientific advanced degree (a "Joint Field"), LICENSEE shall pay to HARVARD [**] percent ([**]%) of any royalties, fees or other amounts received by LICENSEE or its AFFILIATES as a result of the sublicensee's development and/or sale of ROYALTY PRODUCTS or MILESTONE PRODUCTS, excluding (i) amounts paid in partial or full consideration of equity of LICENSEE or its AFFILIATES, (ii) amounts paid to fund research and development activities conducted by LICENSEE or its AFFILIATES and
            (iii) non-monetary considerations, including, without limitation intellectual property rights, noncompetition covenants and the like.

            If LICENSEE grants a sublicense under this Agreement to a sublicensee (other than an AFFILIATE) for development of a product in a field other than a Joint Field, LICENSEE shall pay to HARVARD [**] percent ([**]%) of any royalties, fees or other amounts received by the LICENSEE or its AFFILIATES as a result of the sublicensee's development and/or sale of MILESTONE PRODUCTS or ROYALTY PRODUCTS, excluding (i) amounts paid in partial or full consideration of equity of LICENSEE or its AFFLIATES, (ii) amounts paid to fund research and development activities conducted by LICENSEE or its AFFILIATES and (iii) non-monetary consideration, including, without limitation, intellectual property rights, noncompetition covenants and the like.

            LICENSEE shall not grant a sublicense hereunder (other than to an AFFILIATE) pursuant to a transaction in which LICENSEE surrenders substantially all of its legal rights and economic interest in the PATENT RIGHTS and ROYALTY PRODUCTS from either the hedgehog technology or the follistatin technology to a third party in exchange for the transfer by such third party to LICENSEE of rights to a different technology or products.

      (c) If LICENSEE or its sublicensees, in order to make, use, sell or otherwise exploit the ROYALTY PRODUCTS in any jurisdiction, reasonably determine that they must make royalty payments ("Third Party Payments") to one or more independent third parties to obtain a license or similar right to make, use, sell or otherwise exploit the ROYALTY PRODUCTS such that the total royalty burden for such ROYALTY PRODUCT, excluding royalties payable to Columbia University or the Salk Institute, equals or exceeds [**] ([**]%) percent, LICENSEE may reduce the royalty due to HARVARD by [**] ([**]%) for [**]

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

            above [**] ([**]%) percent, but in no event shall any such payment due to HARVARD be reduced by more than 50% as a result of such reduction.

      (d) If this license is converted to a non-exclusive one and if other non-exclusive licenses are granted, the above royalties shall not exceed and shall be reduced to the royalty being paid by other licensees during the term of the non-exclusive license.

      (e) In the case of MILESTONE PRODUCTS, LICENSEE shall pay the following payments and shall not pay the royalties specified in Section 3.3a. Such payments are in recognition of LICENSEE's early and exclusive use of the licensed subject matter:

            [**] MILESTONE PRODUCT                      $[**]
            Cumulative Sales of
            MILESTONE PRODUCT of [**]                   $[**]
            Cumulative Sales of
            MILESTONE PRODUCT of [**]                   $[**]

            If this license is terminated by LICENSEE or its AFFILIATES, or is converted to a non-exclusive one or terminated by HARVARD for a financial default the above milestone payments shall still be due with respect to all MILESTONE PRODUCTS identified by LICENSEE or its AFFILIATES prior to such termination or conversion. If this license is converted to a non-exclusive one or terminated by HARVARD for any reason other than a financial default, the above milestone payments will be due on only the first MILESTONE PRODUCT sold after such termination or conversion and identified prior to such termination and conversion.

      (f) On sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid only on the resale by the AFFILIATE or sublicensee, and a single royalty shall be paid by LICENSEE and its AFFILIATES with respect to amounts received by them as a result of such resale.

      (g) If any of the ROYALTY PRODUCTS include one or more material, active components not covered by a CLAIM of PATENT RIGHTS (a "Combination Product"), NET SALES for purposes of determining royalties for the Combination Product shall be calculated by multiplying NET SALES for the Combination Product by a fraction, A/A+B, where A is the total invoice price of the component or components covered by a CLAIM of PATENT RIGHTS if sold separately in the relevant market and B is the total invoice price of any other material components in the combination if sold separately in the relevant market. In the event that the material component covered by a CLAIM of PATENT RIGHTS or any other material component in the Combination Product is not sold separately, NET SALES for purposes of determining royalties shall be calculated by multiplying NET SALES of the Combination Product by a fraction, n/C, where

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

            n is the number of components covered by a CLAIM of PATENT RIGHTS and C is the number of material, active components in the Combination Product.

3.4 On January 1 of each calendar year after the effective date of this Agreement, LICENSEE shall pay HARVARD a non-refundable license maintenance royalty and/or advance on royalties of [**] dollars ($[**]); such payment may be credited against running royalties due for that calendar year and royalty reports should reflect the use of this credit. None of these payments are creditable against milestone payments nor against royalties due for any subsequent calendar year. HARVARD shall have the right to terminate this license, subject to the cure period defined in Section 8.2, in the event that LICENSEE does not pay the following license maintenance fees and/or advance on royalties.

                                   ARTICLE IV
                                    REPORTING

4.1 Prior to signing this Agreement, LICENSEE has provided to HARVARD LICENSEE's corporate overview and will provide, within nine (9) months of the date of execution of this Agreement, a written business plan and a reasonable written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement. Such plan, which is subject to change, shall include proposed marketing efforts.

4.2 LICENSEE shall provide written annual reports within sixty (60) days after June 30 of each calendar year which shall include but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year. If progress differs from that anticipated in the plan provided under Section 4.1, LICENSEE shall explain the reasons for the difference and submit a modified plan for HARVARD's review. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate LICENSEE's performance.

4.3 LICENSEE shall report to HARVARD the date of first sale of ROYALTY PRODUCTS and MILESTONE PRODUCTS in each country within sixty (60) days of occurrence.

4.4   (a)   After the commencement of sales, LICENSEE agrees to submit to
            HARVARD within sixty (60) days after the calendar half years ending
            June 30 and December 31, reports setting forth for the preceding six
            (6) month period at least the following information:

            (i) the number of the ROYALTY PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country;

            (ii)  total billings for such ROYALTY PRODUCTS;

            (iii) deductions applicable to determine the NET SALES thereof;

            (iv)  sublicense income subject to sharing with HARVARD

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

            (v) such other information as shall be necessary to determine royalty payments or other payments due to HARVARD

            (vi)  the amount of royalty due thereon;

            and with each such royalty report to pay the amount of royalty due. LICENSEE shall specify which PATENT RIGHTS are utilized for each ROYALTY PRODUCT included in the report. Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties as specified herein. If no royalties are due to HARVARD for any reporting period, the written report shall so state.

      (b) All payments due hereunder shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or, if not in the New York Times, then in the Wall Street Journal) on the last working day of each royalty period. Such payments shall be without deduction of exchange, collection or other charges.

      (c) All such reports shall be maintained in confidence by HARVARD, except as required by law, including Public Law 96-517 and 98-620; however, HARVARD may include annual amounts of royalties paid in its usual financial reports.

      (d) Late payments shall be subject to an interest charge of [**] percent ([**]%) per month.

                                    ARTICLE V
                                 RECORD KEEPING

5.1 LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep accurate and correct records of ROYALTY PRODUCTS and MILESTONE PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to HARVARD. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of HARVARD by HARVARD's Internal Audit Department or by a Certified Public Accountant selected by HARVARD and approved by LICENSEE for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to HARVARD any information other than information relating to accuracy of reports and payments made under this Agreement. In the event that any such inspection shows an underreporting and underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest.

                                   ARTICLE VI
                DOMESTIC AND FOREIGN PATENT FILING & MAINTENANCE

6.1 Upon execution hereof, LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS which amount HARVARD represents equals $33,384.56 as of December 29, 1994. LICENSEE shall also reimburse HARVARD for all such expenses it incurs prior to LICENSEE's assumption of these costs per Section 6.2.

6.2 As soon as reasonably possible after execution of this Agreement, LICENSEE shall assume primary responsibility for the filing, prosecution and maintenance of any and all patents and patent applications included in PATENT RIGHTS, using patent counsel reasonably acceptable to HARVARD, and LICENSEE shall be responsible for all costs relating thereto. Counsel will directly notify HARVARD and LICENSEE and provide them copies of any official communications from the United States and foreign patent offices relating to said prosecution. Counsel shall also provide HARVARD with advance copies of all relevant communications to the various patent offices, so that HARVARD may be informed and apprised of the continuing prosecution of patent applications in PATENT RIGHTS. HARVARD shall have reasonable opportunities to participate in decision making on all key decisions affecting filing, prosecution and maintenance of patents and patent applications in PATENT RIGHTS including, without limitation, the right to approve or disapprove the abandonment of any patent or claims thereof and LICENSEE will use reasonable efforts to incorporate HARVARD's reasonable suggestions regarding said prosecution. LICENSEE shall use all reasonable efforts to amend any patent application to include claims reasonably requested by HARVARD to protect ROYALTY PRODUCTS.

6.3 HARVARD and LICENSEE agree to cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable LICENSEE to apply for, to prosecute and to maintain patent applications and patents in HARVARD's name in any country.

6.4 If LICENSEE elects no longer to pay the expenses of a patent application or patent included within PATENT RIGHTS, LICENSEE shall notify HARVARD not less than sixty (60) days prior to such action, such date being at least 30 (thirty) days prior to any pending action or expenditure, and shall thereby surrender its rights under such patent or patent application.

6.5 In the event that LICENSEE elects not to prosecute or maintain any of the patents or patent applications relating to the PATENT RIGHTS or any portion thereof in any jurisdiction, then HARVARD shall have the right, at its own expense to prosecute or maintain the patents or patent applications relating to the PATENT RIGHTS or portion thereof in such jurisdiction, but LICENSEE shall have no further rights to such patents or patent applications or portion thereof.

6.6 If HARVARD can demonstrate that it is not being adequately informed or apprised of the continuing prosecution of patents or patent applications in PATENT RIGHTS, or that it is not being provided with reasonable opportunities to participate in decision making or that its interests are not being adequately protected, HARVARD shall be entitled to engage, at LICENSEE's expense, independent patent counsel to review and evaluate patent prosecution and filing of patents and patent applications included in PATENT RIGHTS. Henceforth HARVARD and LICENSEE shall share responsibility for patent prosecution, with LICENSEE reimbursing HARVARD in full for any patent expenses incurred by HARVARD.

                                   ARTICLE VII
                                  INFRINGEMENT

7.1 With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this Agreement, LICENSEE or its sublicensee shall have the right to prosecute in its own name and at its own expense any suspected infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware. Before LICENSEE or its sublicensees commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue and in the case of a LICENSEE sublicense, shall report such views to the sublicensee.

7.2 If LICENSEE or its sublicensee elects to commence an action as described above and HARVARD is a legally indispensable party to such action, HARVARD shall have the right to assign to LICENSEE all of HARVARD's right, title and interest in each patent which is a part of the PATENT RIGHTS and is the subject of such action (subject to all HARVARD's obligations to the government and others having rights in such patent). In the event that HARVARD makes such an assignment, such assignment shall be irrevocable, and such action by LICENSEE on that patent or patents shall thereafter be brought or continued without HARVARD as a party, if HARVARD is no longer an indispensable party. Notwithstanding any such assignment to LICENSEE by HARVARD and regardless of whether HARVARD is or is not an indispensable party, HARVARD shall cooperate fully with LICENSEE in connection with any such action. In the event that any patent is assigned to LICENSEE by HARVARD, pursuant to this paragraph, such assignment shall require LICENSEE to continue to meet its obligations under this Agreement as if the assigned patent or patent application were still licensed to LICENSEE.

7.3 If LICENSEE or its sublicensee elects to commence an action described above and HARVARD is a legally indispensable party to such action, HARVARD may join the action as a co-plaintiff. Upon doing so, HARVARD shall be consulted on any actions LICENSEE or its sublicensees intend with respect to the suspected infringement.

7.4 LICENSEE shall reimburse HARVARD for any reasonable costs it incurs as part of an action brought by LICENSEE or its sublicensee, irrespective of whether HARVARD shall become a co-plaintiff.

7.5 If LICENSEE or its sublicensee elects to commence an action as described above, LICENSEE may reduce, by up to fifty percent (50%), the royalty due to HARVARD earned under the patent subject to suit by fifty percent (50%) of the amount of the expenses and costs of such action, including attorney fees. In the event that such fifty percent (50%) of such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to HARVARD from LICENSEE in succeeding calendar years, but never by more than fifty percent (50%) of the royalty due in any one year.

7.6 No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of HARVARD, which consent shall not be unreasonably withheld.

7.7 Recoveries or reimbursements from such action shall first be applied to reimburse LICENSEE and HARVARD for litigation costs not paid from royalties and then to reimburse HARVARD for royalties withheld. Any remaining recoveries or reimbursements shall be shared 75% to LICENSEE and 25% to HARVARD.

7.8 In the event that LICENSEE and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom.

7.9 In the event that a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE, HARVARD, at its sole option, shall have the right to intervene, in which event both parties shall jointly control the defense of such action and share equally its expenses and costs.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

8.1 This Agreement, unless extended or terminated as provided herein, shall remain in effect until the last patent or patent application in the PATENT RIGHTS has expired or been abandoned.

8.2 In the event LICENSEE fails to make payments or stock transfers due hereunder, HARVARD shall have the right to terminate this Agreement upon forty-five (45) days written notice of such failure, unless LICENSEE makes such payments plus interest within the forty-five (45) day notice period. If payments are not so made, HARVARD may immediately terminate this Agreement, unless such occurs as a result of a bona fide dispute as to the amount due.

8.3 In the event that LICENSEE shall be in default in the performance of any obligations under this Agreement (other than as provided in 8.2 above which shall take precedence over any other default), and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, HARVARD may terminate this Agreement by written notice.

8.4 In the event that LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it, which petition is not dismissed within 90 days of filing, HARVARD shall have the right to terminate this entire Agreement immediately upon giving LICENSEE written notice of such termination.

8.5 Any sublicenses granted by LICENSEE under this Agreement shall provide for termination or assignment to HARVARD, at the option of HARVARD, of LICENSEE's interest therein upon termination of this Agreement.

8.6   LICENSEE shall have the right to terminate this Agreement by giving ninety
      (90) days advance written notice to HARVARD to that effect. Upon termination, a final report shall be submitted and any royalty payments and unreimbursed patent expenses due to HARVARD become immediately payable.

8.7 Sections 3.3(c), 8.6, 9.2, 9.3, 9.4 and 9.5 of this Agreement shall survive termination.

                                   ARTICLE IX
                                     GENERAL

9.1   HARVARD represents and warrants that Drs. D. Melton, A. Hemmati-Brivanlou,
      C. Tabin, A. McMahon and P. Ingham have assigned to HARVARD or ICRF their entire right, title, and interest in the patent applications or patents comprising the PATENT RIGHTS, and that ICRF has authorized HARVARD to license its rights and interest in the patent applications or patents comprising the PATENT RIGHTS, and that HARVARD has the authority to issue the licenses granted to LICENSEE hereunder under said PATENT RIGHTS. HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

9.2 HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, BIOLOGICAL MATERIAL, OR INFORMATION SUPPLIED BY HARVARD OR ROYALTY PRODUCTS OR MILESTONE PRODUCTS CONTEMPLATED BY THIS AGREEMENT. Further HARVARD has made no investigation and makes no representation that the BIOLOGICAL MATERIALS supplied by it or the methods used in making or using such materials are free from liability for patent infringement.

9.3 LICENSEE shall not distribute or release the BIOLOGICAL MATERIALS to others except to further the purposes of this Agreement. LICENSEE shall protect the BIOLOGICAL MATERIAL at least as well as it protects its own valuable tangible personal property and shall take reasonable and legal measures in any bankruptcy

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

      proceeding to protect the BIOLOGICAL MATERIAL from any claims by third parties including creditors and trustees in bankruptcy.

9.4   (a)   LICENSEE shall indemnify, defend and hold harmless HARVARD and ICRF and their directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the
            "Indemnitees"), against any liability, damage, loss or expenses
            (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.
            The above indemnification shall apply whether or not such liability, damage, loss or expense is attributable to the negligent activities of the Indemnitees.

      (b) LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of the indemnity contained herein, whether or not such actions are rightfully brought.

      (c) Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $[**] per incident and $[**] annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in such equal or lesser amount as HARVARD shall require, naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[**] annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.

      (d) LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material reduction in coverage in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, HARVARD shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

      (e) LICENSEE shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e) (i) above which in no event shall be less than ten (10) years.

9.5 LICENSEE shall not use HARVARD's name or any adaptation of it or the name or names of any of HARVARD's inventors in any advertising, promotional or sales literature without the prior written assent of HARVARD.

9.6 Without the prior written approval of HARVARD, the license granted pursuant to this Agreement shall not be transferred or assigned in whole or in part by LICENSEE to any party other than to an AFFILIATE or successor to the business interest of LICENSEE relating to the PATENT RIGHTS. This Agreement shall be binding upon the successors, legal representatives and assignees of HARVARD and LICENSEE.

9.7 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

9.8 LICENSEE agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, unless its AFFILIATES and sublicensees so agree in a separate and binding arrangement, and that it will defend and hold HARVARD harmless in the event of any legal action of any nature occasioned by such violation.

9.9 LICENSEE agrees to obtain all regulatory approvals required for the manufacture and sale of ROYALTY PRODUCTS and MILESTONE PRODUCTS and to utilize appropriate patent marking on such ROYALTY PRODUCTS. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

9.10 Written notices required to be given under this Agreement shall be addressed as follows:

      If to HARVARD:           Office for Technology and Trademark Licensing
                               Harvard University
                               124 Mt. Auburn Street, Suite 410

                               Cambridge, MA 02138-5701

      With a copy to:          Office of Technology Licensing and Industry
                               Sponsored Research
                               Harvard University
                               333 Longwood Avenue, Suite 640
                               Boston, MA 02115

      If to LICENSEE:          Ontogeny, Inc.
                               One Kendall Square; Bldg 600
                               Cambridge, MA 02139
                               Attn.  President

      With a copy to:          Hale and Dorr
                               60 State Street
                               Boston, MA 02109
                               Attn.  Mark G. Borden, Esq.

      or such other address as either party may request in writing.

9.11 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

9.12 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflicts amicably between themselves.

9.13 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

      The effective date of this Agreement is February 9,1995.

               PRESIDENT AND FELLOWS
                OF HARVARD COLLEGE                        ONTOGENY, INC.

       /s/ Joyce Brinton                          /s/
   -----------------------------------------    --------------------------------
             Joyce Brinton, Director                         Signature
       Office for Technology and Trademark
                    Licensing                   --------------------------------
                                                               Name

                                                --------------------------------
                                                               Title

                                   APPENDIX A

The following comprise PATENT RIGHTS:

USSN 08/136,748
PCT/US94/11745

USSN 08/176,427
USSN 08/227,371 (CIP of USSN 08/176,427)
PCT/US94/14992

                                   APPENDIX B

The following comprise BIOLOGICAL MATERIALS

From USSN 08/136,748/ Melton and Hemmati-Brivanlou

1XAR1
pSP64TXFS-319
XFS-319 (Seq. ID #1)

From USSN 08 /176,427/ McMahon, Tabin and Ingham

pCHA (Seq ID# 12)
pCHB (Seq ID #13)
pHH-2
W1-15.1
pWEXP2
[WRES4
WEXP2-CShh
pWEXP-CShh pHS-Shh

Sonic/RCAS-A1
Sonic/RCAS-A2
Sonic/RCAN-A1
Sonic/RCAN-A2
Sonic/RCAS-E1
Sonic/RCAS-E2

From USSN 08/227,371

Polypepetides

Gene                          Species                     Seq ID No
----                          -------                     ---------
Sonic hedgehog (shh)          mammalian                   11, 13
                              avian                       8
                              fish                        12

Indian hedgehog (Ihh)         human                       14
                              mouse                       10

Desert hedgehog (Dhh)         mouse                       9

                                   APPENDIX C

                     Registration Rights for Ontogeny, Inc.

                                   Appendix C

                               Registration Rights

      1. Certain Definitions. For purposes of this Appendix C:

            (a) "Registrable Shares" means (i) the Shares, excluding any Unvested Shares, and (ii) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act.

            (b) "Registration Statement" means a registration statement filed with the United States Securities and Exchange Commission (the "Commission") for a public offering and sale of Common Stock under the Securities Act of 1933, as amended (the "Securities Act") (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

            (c) "Company" means Ontogeny, Inc.

            (d) "Purchaser" means the President and Fellows of Harvard College.

      2. Incidental Registration.

            (a) Whenever the Company proposes to file a Registration Statement for the registration of shares of Common Stock for its own account, it will, prior to such filing, give written notice to the Purchaser of its intention to do so and, upon the written request of the Purchaser given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by the Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Purchaser; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2 without obligation to the Purchaser.

            (b) In connection with any registration under this Section 2 involving an underwriting, the Company shall not be required to include (i) any Registrable Shares in such registration unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, or (ii) except in the Company's initial public offering of Common Stock, any Registrable Shares then eligible for resale under Rule 144(k) under the Securities Act. If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included in the offering in accordance with the foregoing is less than the total number of shares which the Purchaser has requested to be included, then the Purchaser and other holders of securities entitled to include them in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereinto).

      3. Allocation of Expenses. The Company will pay all expenses of all registrations under this Agreement, other than expenses of the Purchaser's counsel and underwriting discounts and commissions.

      4. Information by Purchaser. The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Appendix C.

      5. "Stand-Off" Agreement. The Purchaser, if requested by the Company and the managing underwriter of the Company's initial public offering of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by the Purchaser for a period of 180 days following the effective date of such Registration Statement.

      6. Termination. All of the Company's obligations to register Registrable Shares under this Agreement shall terminate on the date three years after the closing of the Company's initial public offering of Common Stock pursuant to a Registration Statement.

            Confidential Materials omitted and filed separately with Securities and Exchange Commission. Asterisks denote omissions.

                         Amendment to License Agreement

The President and Fellows of Harvard College and Ontogeny, Inc hereby amend the License Agreement effective February 9, 1995 as follows:

1. To delete Section 2.2(d) and replace it with the following new Section 2.2(d)

If, in HARVARD's reasonable judgement, LICENSEE fails to satisfy both of the following conditions for either the hedgehog technology or the follistatin technology, which failure is not cured within ninety (90) days after written notice of such failure by HARVARD to LICENSEE, HARVARD shall have the right to terminate this license or render it non-exclusive with respect to the technology which is not under development:

(i) is demonstrably engaged in research, development, manufacturing, marketing or licensing program, as appropriate, directed toward the development and commercialization of the licensed subject matter, and

(ii) has devoted at least the level of resources outlined below to the development and commercialization of the licensed subject matter:

           Year                Total Number of FTFs          Annual Budget
           ----                --------------------          -------------

1                                      [**]                      $[**]
2                                      [**]                      $[**]
3                                      [**]                      $[**]
4 (and after)                          [**]                      $[**]

      FTEs are defined as full-time equivalent scientists and/or technicians and/or consultants. One half of the minimum number of total FTEs will be allocated to the development of each of the follistatin technology and the hedgehog technology. Of those FTEs dedicated to the development of the licensed subject matter, fifty percent (50%) will possess an advanced scientific degree.

      In making this determination, HARVARD shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.

2. To delete Section 8.6 and replace it with the following new Section 8.6:

      LICENSEE shall have the right to terminate this Agreement with respect to either the hedgehog or the follistatin technology by giving ninety (90) days advance written notice to HARVARD to that effect. Upon termination, a final report shall be submitted and any royalty payments and unreimbursed patent expenses due to HARVARD shall become immediately payable.

The effective date of this amendment is February 25, 1998.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE AUTHORIZED THIS AMENDMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES


PRESIDENT AND FELLOWS OF
    HARVARD COLLEGE


By:  /s/ Joyce Brinton
   -------------------------
   Joyce Brinton, Director, Officer of Technology
   and Trademark Licensing

Date:    02/27/98
     -----------------------

ONTOGENY, INC

by:  /s/ George Eldridge
   -------------------------

Title: Vice President
       ---------------------

Date:          3/6/98
     -----------------------

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 AMENDMENT NO. 1
                              TO LICENSE AGREEMENT

      This AMENDMENT No. 1 is made as of this first day of January, 1997, by and between THE PRESIDENT AND FELLOWS OF HARVARD COLLEGE, a non-profit Massachusetts educational corporation ("HARVARD"), and ONTOGENY, INC., a Delaware corporation ("LICENSEE").

      WHEREAS, HARVARD and LICENSEE are parties to a License Agreement, effective as of February 9, 1995 (the "License Agreement"); and

      WHEREAS HARVARD and LICENSEE wish to amend the License Agreement as hereafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants of HARVARD and LICENSEE and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HARVARD and LICENSEE, intending to be legally bound, hereby agree as follows:

      1. Section 3.1 of the License Agreement is hereby amended to read in full as follows:

      Upon execution of this Agreement, LICENSEE shall pay to HARVARD a non-refundable, non-creditable fee of [**] dollars. HARVARD hereby acknowledges receipt of [**] dollars of such fee.

      2. The "If to LICENSEE:" in the notice provisions of Section 9.10 of the License Agreement is hereby amended to read in full as follows:

      If to LICENSEE:         Chief Executive Officer
                              Ontogeny, Inc.
                              45 Moulton Street
                              Cambridge, MA 02138-1118

      with a copy to:         Mark G. Borden, Esq.
                              Hale and Dorr LLP
                              60 State Street
                              Boston, MA  02109

      3. Except as expressly amended by this Amendment No. 1, the License Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 1.

      4. This Amendment No. 1 shall be governed by and construed on the same basis as the License Agreement, as set forth therein.

      IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 all as of the day and year first above written.

                            THE PRESIDENT AND FELLOWS
                            OF HARVARD COLLEGE

                            By: /s/ Joyce Brinton
                               -----------------------------------
                               Joyce Brinton
                               Director


                            ONTOGENY, INC.

By:  Thomas D. Ingolia
   -----------------------------
     Thomas D. Ingolia, Ph.D.
     Senior Vice President